Exhibit (a)(2) Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares
Forward International Equity Fund	Investor Class Institutional Class
Forward Hoover Small Cap Equity Fund	Investor Class Institutional Class Class A
Forward Hoover Mini-Cap Fund	Investor Class Institutional Class
Forward Global Emerging Markets Fund	Investor Class Institutional Class
Forward International Small Companies Fund	Investor Class Institutional Class Class A
Forward Large Cap Equity Fund	Investor Class Institutional Class Class A
Forward Long/Short Credit Analysis Fund	Class A Class C
Forward Progressive Real Estate Fund	Investor Class
Forward Legato Fund	Institutional Class Class A
Sierra Club Stock Fund	Investor Class Institutional Class Class A
Forward International Fixed Income Fund	Investor Class Institutional Class Class A Class C

Forward Emerald Growth Fund	Class A Class C
Forward Emerald Banking and Finance Fund	Class A Class C
Forward Emerald Opportunities Fund	Institutional Class Class A Class C